                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Steven S. Heinrichs, with full power to act alone, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to execute and acknowledge Forms 3, 4 and 5 (including amendments thereto) with respect to securities of Neenah Paper, Inc. (the "Company"),

and to deliver and file the same with all exhibits thereto, and all other documents in connection therewith, to and with the Securities and Exchange

Commission, the national securities exchanges and the Company pursuant to

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, lawfully do or or cause to be done by virtue hereof. The undersigned agrees that the attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

The undersigned agrees and represents to those dealing with any of the attorney-in-fact herein that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice delivered to such attorney-in-fact.

IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of September,

2004.

                               /s/ Bonnie Cruickshank-Lind

                               -----------------------------

                               Bonnie Cruickshank-Lind